Exhibit 1.2

EXECUTION VERSION

FIRST AMENDMENT

TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF FEBRUARY 29, 2012

AMONG

LINN ENERGY, LLC,

AS BORROWER,

THE GUARANTORS,

BNP PARIBAS,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) dated as of February 29, 2012, among LINN ENERGY, LLC, a Delaware limited liability company, (the “Borrower”); the Guarantors signatory hereto, each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and BNP PARIBAS, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Borrower, the Administrative Agent, the Lenders and the other Agents party thereto are parties to that certain Credit Agreement dated as of May 2, 2011 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit and other financial accommodations available to and on behalf of the Borrower.

B. The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.

C. NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this First Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this First Amendment. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendment to Section 1.02. Section 1.02 is hereby amended by deleting the defined term “Agreement” in its entirety and replacing them with the following:

“‘Agreement’ means this Credit Agreement, as amended by that certain First Amendment dated as of February 29, 2012, as the same may from time to time be further amended, modified, supplemented or restated.”

Section 3. Borrowing Base. For the period from and including the First Amendment Effective Date (as defined below) to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $3,000,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 8.12(c) or Section 9.11(d).

Section 4. Increase, Assignments and Reallocations of Commitments and Loans. The Lenders have agreed among themselves, in consultation with the Borrower, to increase and reallocate their respective Maximum Credit Amounts. The Administrative Agent and the Borrower hereby consent to such increase and reallocation. On the First Amendment Effective Date and after giving effect to such increase and reallocations, the Maximum Credit Amount of each Lender shall be as set forth on Annex I of this First Amendment which Annex I supersedes and replaces the Annex I to the Credit Agreement. With respect to such reallocation, the Lenders whose Applicable Percentages of the Aggregate Maximum Credit Amounts have increased shall be deemed to have acquired the increase in the Aggregate Maximum Credit Amounts allocated to them from each of the other Lenders pursuant to the terms of the Assignment and Assumption Agreement attached as Exhibit D to the Credit Agreement as if the Lenders had executed such an Assignment and Assumption Agreement with respect to such allocation.

Section 5. Conditions Precedent. This First Amendment shall become effective on the date, on or before February 29, 2012 (such date, the “First Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

5.1 The Administrative Agent shall have received (a) all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, for the account of each Lender, a commitment increase fee in an amount equal to 0.40% of the amount of the increase in such Lender’s Commitment and (b) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

5.2 The Administrative Agent shall have received a certificate of the Borrower and of each Guarantor setting forth (a) resolutions of the Managers, board of directors or other managing body with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party, (b) the individuals (i) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (ii) who will, until replaced by another individual duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this First Amendment and the other Loan Documents to which it is a party, (c) specimen signatures of such authorized individuals, and (d) the articles or certificate of incorporation or formation and bylaws, operating agreement or partnership agreement, as applicable, of the Borrower and each Guarantor, in each case, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

5.3 The Administrative Agent shall have received from each of the Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Person

5.4 To the extent requested by a Lender, the Administrative Agent shall have received duly executed Notes payable to each such Lender in a principal amount equal to its Maximum Credit Amount dated as of the First Amendment Effective Date.

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5.5 The Administrative Agent shall have received an opinion of Baker Botts L.L.P., special counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, as to such customary matters regarding this First Amendment as the Administrative Agent may reasonably request.

5.6 No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this First Amendment.

The Administrative Agent is hereby authorized and directed to declare this First Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 5 or the waiver of such conditions as permitted in Section 12.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 6. Miscellaneous.

6.1 Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.

6.2 Return of Notes. As soon as practicable after the First Amendment Effective Date, each Lender who has requested a replacement Note as described in Section 5.4 shall either return its existing Note marked “cancelled” or similarly defaced or a certificate of lost note to the Borrower.

6.3 Ratification and Affirmation; Representations and Warranties. Each of the Borrower and the Guarantors hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment:

(i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date,

(ii) no Default or Event of Default has occurred and is continuing, and

(iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.4 Mortgages. Within thirty (30) days after the First Amendment Effective Date, the Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the amendments to the mortgages increasing the amount secured thereby and new mortgages in Cimarron, Haskell, Latimer and Tulsa Counties Oklahoma to comply with the requirement of Section 8.12 signed on behalf of such Person. In connection with the execution and delivery of the amendments to the

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mortgages and the new mortgages, the Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the proviso at the end of such definition) on at least 80% of the total value of the Oil and Gas Properties evaluated in the most recent Reserve Report.

6.5 Loan Document. This First Amendment is a Loan Document.

6.6 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

6.7 NO ORAL AGREEMENT. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

6.8 GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

6.9 Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of- pocket costs and reasonable expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

6.10 Severability. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

BORROWER:	LINN ENERGY, LLC

	By:	/s/ Kolja Rockov
Name: Kolja Rockov
Title: Executive Vice President and Chief Financial Officer

Signature Page 1 to First Amendment

GUARANTORS:	LINN ENERGY HOLDINGS, LLC

LINN OPERATING, INC.

MID-CONTINENT HOLDINGS I, LLC

MID-CONTINENT HOLDINGS II, LLC

MID-CONTINENT I, LLC

MID-CONTINENT II, LLC

LINN GAS MARKETING, LLC

LINN EXPLORATION & PRODUCTION MICHIGAN LLC

LINN MIDWEST ENERGY LLC

By: /s/ Kolja Rockov
Kolja Rockov
Executive Vice President and Chief Financial Officer

LINN EXPLORATION MIDCONTINENT, LLC

By: Mid-Continent Holdings II, LLC, its sole member, as Member/Manager

By: /s/ Kolja Rockov
Name: Kolja Rockov
Title: Executive Vice President and Chief Financial Officer

Signature Page 2 to First Amendment

LENDERS:	BNP PARIBAS, as Administrative Agent and a Lender

By: /s/ Douglas R. Liftman
Name: Douglas R. Liftman
Title: Managing Director

By: /s/ Betsy Jocher
Name: Betsy Jocher
Title: Director

Signature Page 3 to First Amendment

ROYAL BANK OF CANADA

By: /s/ Don J. McKinnerney
Name: Don J. McKinnerney
Title: Authorized Signatory

Signature Page 4 to First Amendment

BARCLAYS BANK PLC

By: /s/ Vanessa A. Kurbatskiy
Name: Vanessa A. Kurbatskiy
Title: Vice President

Signature Page 5 to First Amendment

CITIBANK, N.A.

By: /s/ Phil Ballard
Name: Phil Ballard
Title: Vice President

Signature Page 6 to First Amendment

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By: /s/ Tom Byargeon
Name: Tom Byargeon
Title: Managing Director

By: /s/ Michael Willis
Name: Michael Willis
Title: Managing Director

Signature Page 7 to First Amendment

CREDIT SUISSE, CAYMAN ISLAND BRANCH

By: /s/ Shaheen Malik
Name: Vice President
Title: Associate

By: /s/ Michael Spaigh
Name: Michael Spaigh
Title: Associate

Signature Page 8 to First Amendment

THE ROYAL BANK OF SCOTLAND PLC

By: /s/ Sanjay Remond
Name: Sanjay Remond
Title: Authorized Signatory

Signature Page 9 to First Amendment

WELLS FARGO BANK, N.A.

By: /s/ M. Scott Hodges
Name: M. Scott Hodges
Title: Managing Director

Signature Page 10 to First Amendment

THE BANK OF NOVA SCOTIA

By: /s/ Terry Donovan
Name: Terry Donovan
Title: Managing Director

Signature Page 11 to First Amendment

BANK OF MONTREAL

By: /s/ James V. Ducote
Name: James V. Ducote
Title: Director

Signature Page 12 to First Amendment

UBS AG, STAMFORD BRANCH

By: /s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By: /s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

Signature Page 13 to First Amendment

COMERICA BANK

By: /s/ Justin Crawford
Name: Justin Crawford
Title: Vice President

Signature Page 14 to First Amendment

ING CAPITAL LLC

By: /s/ Juli Bieser
Name: Juli Biser
Title: Director

Signature Page 15 to First Amendment

SOCIETE GENERALE

By: /s/ Jason Henderson
Name: Jason Henderson
Title: Managing Director

Signature Page 16 to First Amendment

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Justin M. Alexander
Name: Justin M. Alexander
Title: Vice President

Signature Page 17 to First Amendment

ABN AMRO CAPITAL USA LLC

By: /s/ Darren W. Holley
Name: Darren W. Holley
Title: Managing Director

By: /s/ David L. Montgomery
Name: David L. Montgomery
Title: Director

Signature Page 18 to First Amendment

COMPASS BANK

By: /s/ Ann Van Wagener
Name: Ann Van Wagener
Title: Vice President

Signature Page 19 to First Amendment

DNB BANK ASA, GRAND CAYMAN BRANCH (f/k/a DnB NOR Bank ASA)

By: /s/ Thomas Tangen
Name: Thomas Tangen
Title: Head of Corporate Banking

By: /s/ Kristi Li
Name: Kristie Li
Title: First Vice President

Signature Page 20 to First Amendment

UNION BANK, N.A.

By: /s/ Scott Gildea
Name: Scott Gildea
Title: Vice President

Signature Page 21 to First Amendment

CAPITAL ONE, N.A.

By: /s/ Matthew L. Molero
Name: Matthew L. Molero
Title: Vice President

Signature Page 22 to First Amendment

BANK OF AMERICA, N.A.

By: /s/ Joseph Scott
Name: Joseph Scott
Title: Director

Signature Page 23 to First Amendment

JPMORGAN CHASE BANK, N.A.

By: /s/ Michael A. Kamauf
Name: Michael A. Kamauf
Title: Authorized Officer

Signature Page 24 to First Amendment

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: /s/ Michael Getz
Name: Michael Getz
Title: Vice President

By: /s/ Marcus M. Varkington
Name: Marcus M. Varkington
Title: Director

Signature Page 25 to First Amendment

GOLDMAN SACHS LENDING PARTNERS LLC

By: /s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

Signature Page 26 to First Amendment

MACQUARIE BANK LIMITED

By: /s/ Yoven Moorooven
Name: Yoven Moorooven
Title: Division Director

By: /s/ Joel Outlaw
Name: Joel Outlaw
Title: Associate Director—Legal Risk Management

Signature Page 27 to First Amendment

MORGAN STANLEY BANK, N.A.

By: /s/ Scott Taylor
Name: Scott Taylor
Title: Authorized Signatory

Signature Page 28 to First Amendment

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
BNP Paribas	6.75%	$135,000,000.00
Royal Bank of Canada	6.75%	$135,000,000.00
Barclays Bank PLC	6.25%	$125,000,000.00
Citibank, N.A.	6.25%	$125,000,000.00
Credit Agricole Corporate and Investment Bank	6.25%	$125,000,000.00
Credit Suisse AG, Cayman Islands Branch	6.25%	$125,000,000.00
The Royal Bank of Scotland plc	6.25%	$125,000,000.00
The Bank of Nova Scotia	5.15%	$103,000,000.00
Bank of Montreal	5.15%	$103,000,000.00
UBS AG, Stamford Branch	5.15%	$103,000,000.00
Comerica Bank	4.25%	$85,000,000.00
ING Capital LLC	4.25%	$85,000,000.00
U.S. Bank National Association	4.25%	$85,000,000.00
Capital One, N.A.	3.75%	$75,000,000.00
ABN AMRO Capital USA LLC	3.25%	$65,000,000.00
Compass Bank	3.25%	$65,000,000.00
DnB Bank ASA, Grand Cayman Branch	3.25%	$65,000,000.00
Union Bank, N.A.	3.25%	$65,000,000.00
JPMorgan Chase Bank, N.A.	3.25%	$65,000,000.00
Societe Generale	2.25%	$45,000,000.00
Wells Fargo Bank, N.A.	2.00%	$40,000,000.00
Bank of America, N.A.	1.65%	$33,000,000.00
Deutsche Bank Trust Company Americas	0.30%	$6,000,000.00
Goldman Sachs Lending Partners LLC	0.30%	$6,000,000.00
Macquarie Bank Limited	0.30%	$6,000,000.00
Morgan Stanley Bank, N.A.	0.25%	$5,000,000.00
	100.00%	$2,000,000,000.00

Annex I